UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ACTIONS SEMICONDUCTOR CO., LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable.
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

15-1, No.1 HIT Road Tangjia, Zhuhai Guangdong, 519085 The People’s Republic of China	Not applicable.

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-129208.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value US$0.000001 per share	Nasdaq National Market*

*Not for trading, but only in connection with the quotation on the Nasdaq National Market of American Depositary Shares. The American Depositary Shares represent the Ordinary Shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the Ordinary Shares are exempt from registration under Section 12(g) of the Securities Exchange of 1934, as amended, pursuant to Rule 12g3-2(c) thereunder.

Item 1.	Description of Registrant’s Securities to be Registered.

Descriptions of the securities to be registered appear under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Taxation” contained in the preliminary prospectus constituting Part I of the Registrant’s registration statement on Form F-1 (File No. 333-129208), as amended from time to time, originally filed on October 24, 2005 under the Securities Act of 1933, and are hereby incorporated by reference in answer to this item.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

3.1	*	Form of Memorandum and Articles of Association

4.2	*	Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, as depositary, and owners and beneficial owners of the American Depositary Shares issued thereunder, including the form of American depositary receipt

10.1	*	Shareholders Agreement by and among the Registrant and certain of its shareholders

* Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on October 24, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Actions Semiconductor Co., Ltd.

Date:November 4, 2005	By:	/s/ Hsiang-Wei (David) Lee
	Name: Title:	Hsiang-Wei (David) Lee Chief Financial Officer

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